Exhibit 99.1

INVESTOR RELATIONS CONTACT:
Jonathan Brust
Glowpoint, Inc.
+1 312-235-3888, ext. 2052
jbrust@glowpoint.com
www.glowpoint.com

Glowpoint Reports Third Quarter 2010 Results

Growth in Managed Services Drives 11% Increase in Revenues

HILLSIDE, N.J., Nov. 11, 2010 – Glowpoint, Inc. (OTCBB: GLOW), a global provider of managed services for telepresence and video conferencing, today announced financial results for the third quarter ended September 30, 2010.

Total revenues for the third quarter increased by 11% to $6.9 million, and 8.6% to $20.5 million, year-to-date, as compared to the same periods in 2009.  Recurring subscription revenues for the three and nine month periods increased 6.5% to $5.4 million and 7.0% to $15.8 million, respectively, as compared to the same periods in 2009.  Usage and event-based revenues for the three and nine month periods increased 29.8% to $1.6 million and 14.3% to $4.7 million, respectively, as compared to the same periods in 2009.  These results exclude discontinued operations associated with non- core Integrated Services Digital Network (ISDN) resale revenues reported in the quarter.

Beginning in this quarter the Company will also include in its financial results a non-GAAP measurement of Adjusted EBITDA (as defined) in order to enhance the overall understanding of our financial performance.  For the three and nine month periods ended September 30, 2010, Adjusted EBITDA (as defined) was $(307,000) and $(852,000), respectively.  (Note that these results include severance related charges of $398,000 and $523,000, respectively, for such periods.)  Net loss for the three and nine month periods ended September 30, 2010 was $0.8 million and $2.2 million, respectively.

Based on the current level of business activity, the Company expects that its revenue and Adjusted EBITDA (as defined) will grow at an accelerated rate into 2011, with revenue from VNOC managed services accounting for the largest component of this growth.

Highlights

•
Increased Revenues: Driven by continued growth in managed video services, revenue increases of 11.0% and 8.6% were achieved in the quarter and nine month period, respectively, as compared to the same periods in 2009.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA (as defined) improved on a sequential quarterly basis.

•
New Global Strategic Partnerships: Glowpoint continues to expand its global partnerships as highlighted in three recent announcements with Equinix, Broadsoft, and Acme Packet.  These partnerships are a key part of the strategy for Glowpoint as video communications continue to become a part of unified communications.

•
Continued Investments in Product Development and Sales and Operating Efficiencies: The Company’s investments in sales, marketing, product development, and operations are anticipated to drive continued growth and improved operating margins in the coming quarters. The Company launched its automated Notify™ service along with various cloud-based applications, which highlights its Open Video™ strategy to expand services on a global basis to the business community.

“Our focus continues to be on investing in product initiatives, sales and marketing, strategic partnerships, and operating efficiencies, and we look forward to seeing continued returns on these investments on a quarterly basis,” said Joe Laezza, Glowpoint’s president and chief executive officer.  “We are making significant progress in our strategy to get the Company aligned with the right global partners and drive profitability based on accelerated growth and operating leverage.”

Ed Heinen, Glowpoint’s chief financial officer and executive vice president of finance, further commented, “We are well capitalized and have solid operating momentum, and I am confident that we have sustainable profitability in our sights.”

Teleconference

As reported, Glowpoint will host a conference call at 4:30 p.m. EST today to discuss the financial results of the three and nine months ended September 30, 2010, and to review plans for the remainder of 2010.  To listen and participate, please visit: http://www.glowpoint.com/about/investors.asp.

Supporting Resources

•	Glowpoint Investor Information
•	Recent Glowpoint News and Events
•	Glowpoint on Twitter

About Glowpoint

Glowpoint, Inc. (OTCBB: GLOW) provides carrier-grade, managed telepresence and video communications services that are accessible via its cloud-based, hosted infrastructure and open architecture applications. Glowpoint's suite of robust telepresence and video conferencing solutions empowers enterprises to communicate with each other over disparate networks and technology platforms. Glowpoint supports thousands of video communications systems, in more than 53 countries, with its 24/7 video management services. Glowpoint also powers major broadcasters, Fortune 500 companies, as well as global carriers and video equipment manufacturers – and their customers – worldwide. To learn more, visit http://www.glowpoint.com.

Non-GAAP Financial Information

Adjusted EBITDA is defined as net income or loss before depreciation, amortization, interest expense, interest income, sales taxes and regulatory fee expense or benefit, loss on extinguishment of debt, changes in fair value of derivative financial instruments and stock-based compensation, in accordance with our revolving credit facility with Silicon Valley Bank.   Adjusted EBITDA is not intended to replace operating income (loss), net income (loss), cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles.    Rather, Adjusted EBITDA is an important measure used by management to assess the operating performance of the Company and is the basis for one of the Silicon Valley Bank covenants.   Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies.   Additionally, Adjusted EBITDA as defined here does not have the same meaning as EBITDA as defined in our SEC filings prior to this date.  A reconciliation of Adjusted EBITDA to net loss is shown below.

Forward Looking Statements

This partial discussion of the statements of financial condition and operations of the Company should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s annual report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 31, 2010.

Various remarks about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Such remarks are valid only as of today, and the Company disclaims any obligation to update this information.  Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

GLOWPOINT, INC.
GAAP to Non-GAAP Reconciliation
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009
Net loss	$(2,216)	$(3,158)	$(844)	$(1,079)
Depreciation and amortization	812	790	270	253
Amortization of financing costs	18	—	16	—
Interest expense	89	273	35	60
Sales taxes and regulatory fees	—	(377)	—	(199)
EBITDA	(1,297)	(2,472)	(523)	(965)
Stock-based compensation	445	438	216	116
Loss on extinguishment of debt	—	254	—	—
Increase in fair value of derivative financial instruments’ liability	—	1,848	—	1,157
Adjusted EBITDA	$(852)	$68	$(307)	$308

GLOWPOINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and shares)

	September 30, 2010	December 31, 2009
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,516	$587
Accounts receivable, net of allowance for doubtful accounts of $324 and $227, respectively	3,424	3,063
Net current assets of discontinued operations	169	257
Receivable from sale of Series B Preferred Stock	1,000	—
Prepaid expenses and other current assets	488	291
Total current assets	6,597	4,198
Property and equipment, net	2,840	2,682
Other assets	99	31
Total assets	$9,536	$6,911

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,014	$3,207
Accrued expenses	1,327	901
Accrued sales taxes and regulatory fees	882	888
Revolving loan facility	750	—
Customer deposits	256	308
Deferred revenue	224	259
Total current liabilities	6,453	5,563
Long term liabilities:
Accrued sales taxes and regulatory fees, less current portion	—	195
Total long term liabilities	—	195
Total liabilities	6,453	5,758

Commitments and contingencies
Stockholders’ equity:
Preferred stock Series B, non-convertible; $.0001 par value; $100,000 stated value; 100 shares authorized and 100 and 0 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively, liquidation value of $10,000	10,000	—
Preferred stock Series A-2, convertible; $.0001 par value; $7,500 stated value; 7,500 shares authorized and 1,097 and 4,509 shares issued and outstanding at September 30, 2010 and December 31, 2009 recorded at fair value, respectively (liquidation value of $8,226 and $33,815, respectively) (see Note 9 for information related to Insider Purchasers)	3,473	14,275
Common stock, $.0001 par value;150,000,000 shares authorized; 84,639,416 and 66,531,087 shares issued at September 30, 2010 and December 31, 2009, respectively; 84,639,416 and 64,966,196 shares outstanding, at September 30, 2010 and December 31, 2009, respectively	8	7
Additional paid-in capital	154,223	150,659
Accumulated deficit	(164,621)	(162,405)
	3,083	2,536
Less: Treasury stock, 0 and 1,564,891 shares at cost	—	(1,383)
Total stockholders’ equity	3,083	1,153
Total liabilities and stockholders’ equity	$9,536	$6,911

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009

Revenue	$20,541	$18,921	$6,944	$6,255

Operating expenses:
Network and Infrastructure	8,768	8,218	2,896	2,719
Global managed services	6,203	5,530	2,049	1,782
Sales and marketing	3,187	2,412	1,086	710
General and administrative	3,860	3,418	1,504	918
Depreciation and amortization	812	790	270	253
Sales taxes and regulatory fees	—	(377)	—	(199)
Total operating expenses	22,830	19,991	7,805	6,183
(Loss) income from operations	(2,289)	(1,070)	(861)	72

Interest and other expense:
Interest expense	89	273	35	60
Increase in fair value of derivative financial instruments’ liability, including $51and $31, respectively, for Insider Purchasers	—	1,848	—	1,157
Loss on extinguishment of debt	—	254	—	—
Amortization of financing costs	18	—	16	—
Total interest and other expense	107	2,375	51	1,217
Net loss from continuing operations	(2,396)	(3,445)	(912)	(1,145)
Income from discontinued operations	180	287	68	66
Net loss	(2,216)	(3,158)	(844)	(1,079)
(Loss) Gain on redemption of preferred stock	(934)	(64)	(156)	1,935
Net (loss) income attributable to common stockholders	$(3,150)	$(3,222)	$(1,000)	$856

Net (loss) income attributable to common stockholders per share:

Continuing operations	$(0.04)	$(0.07)	$(0.01)	$0.02
Discontinued operations	$0.00	$0.00	$0.00	$0.00
Basic net (loss) income per share	$(0.04)	$(0.07)	$(0.01)	$0.02

Continuing operations	$(0.04)	$(0.07)	$(0.01)	$0.01
Discontinued operations	$0.00	$0.00	$0.00	$0.00
Diluted net (loss) income per share	$(0.04)	$(0.07)	$(0.01)	$0.01

Weighted average number of common shares:
Basic	74,519	49,273	79,562	55,861
Diluted	74,519	49,273	79,562	102,901

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
Nine Months Ended September 30, 2010
(In thousands except shares of Series B Preferred Stock)
(Unaudited)

	Series B		Series A-2				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid In	Accumulated	Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Shares	Amount	Total
Balance at January 1, 2010	—	$—	5	$14,275	66,531	$7	$150,659	$(162,405)	1,565	$(1,383)	$1,153
Net loss	—	—	—	—	—	—	—	(2,216)	—	—	(2,216)
Stock-based compensation - stock options	—	—	—	—	—	—	194	—	—	—	194
Stock-based compensation - restricted stock	—	—	—	—	1,462	—	251	—	—	—	251
2010 Preferred Stock Exchange	60	6,000	(2)	(5,066)	—	—	(934)	—	—	—	—
Warrants issued in connection with 2010 Private Placement	—	—	—	—	—	—	443	—	—	—	443
Conversion of Preferred Stock	—	—	(2)	(5,736)	18,119	1	5,735	—	—	—	—
Cashless exercise of warrants	—	—	—	—	66	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	26	—	8	—	—	—	8
Sale of Series B Preferred Stock	40	4,000	—	—	—	—	—	—	—	—	4,000
Cancellation of treasury stock	—	—	—	—	(1,565)	—	(1,383)	—	(1,565)	1,383	—
Costs related to 2010 Private Placements	—	—	—	—	—	—	(750)	—	—	—	(750)
Balance at September 30, 2010	100	$10,000	1	$3,473	84,639	$8	$154,223	$(164,621)	—	$—	$3,083

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Nine Months Ended September 30,
	2010	2009
Cash flows from Operating Activities:
Net loss	$(2,216)	$(3,158)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	812	790
Amortization of deferred financing costs	18	—
Other expense recognized for the increase in the estimated fair value of the derivative financial instruments	—	1,848
Bad debt expense	345	185
Accretion of discount on Senior Secured Notes	—	23
(Gain) Loss on disposal of equipment	(11)	8
Loss on extinguishment of debt	—	254
Stock-based compensation	445	438
Increase (decrease) attributable to changes in assets and liabilities:
Accounts receivable	(706)	(16)
Prepaid expenses and other current assets	(197)	(109)
Other assets	(86)	2
Accounts payable	(193)	505
Customer deposits	(52)	(134)
Accrued expenses, sales taxes and regulatory fees	225	(232)
Deferred revenue	(35)	(68)
Net cash (used in) provided by operating activities – continuing operations	(1,651)	336
Net cash provided by operating activities - discontinued operations	88	9
Net cash (used in) provided by operating activities	(1,563)	345

Cash flows from Investing Activities:
Purchases of property and equipment	(959)	(1,004)
Net cash used in investing activities	(959)	(1,004)

Cash flows from Financing Activities:
Proceeds from preferred stock offering	4,000	1,800
Receivable from sale of Series A Preferred Stock	(1,000)	—
Proceeds from exercise of stock options	8	8
Proceeds from revolving loan facility, net	750	—
Principal payments for capital lease	—	(118)
Purchase of Senior Secured Notes	—	(750)
Costs related to private placement	(307)	(384)
Net cash provided by financing activities	3,451	556
Increase (decrease) in cash and cash equivalents	929	(103)
Cash and cash equivalents at beginning of period	587	1,227
Cash and cash equivalents at end of period	$1,516	$1,124

Supplement disclosures of cash flow information:
Cash paid during the period for
Interest	$89	$108
Non-cash investing and financing activities:
Costs related to private placement incurred by issuance of placement agent warrants	$443	$142
Exchange of Senior Secured Notes for Series A-1 Preferred Stock	—	1,076
Additional Senior Secured Notes issued as payment for interest	—	55